UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 24, 2018

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2018, the Compensation Committee of the Board of Directors of Inspired Entertainment, Inc. (the “Company”) determined to award Stewart F.B. Baker, the Company’s Executive Vice President and Chief Financial Officer and a member of the Company’s Office of Executive Chairman, 50,000 restricted stock units (“RSUs”) under the Company’s Second Long-Term Incentive Plan, in recognition of Mr. Baker’s expanded role as a member of the Office of Executive Chairman and the high level at which Mr. Baker has been performing his duties, including during a period of management transition for the Company. Each RSU represents a contingent right to receive one share of the Company’s common stock at settlement. Provided the holder has continued to provide services to the Company, the RSUs will vest on May 1, 2020, and will vest on an accelerated basis in the event of a transformational M&A transaction, a change in control or the holder’s death, disability or termination without cause (subject to the definitions, terms and conditions set forth in an award agreement with the Company). The award is subject to clawback provisions extending for three years following the settlement of the award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2018

INSPIRED ENTERTAINMENT, INC.

By	/s/ A. Lorne Weil
Name: A. Lorne Weil
Title: Executive Chairman